EXHIBIT 10.23.2

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of September 11, 2018 (the “Effective Date”), by and between Telenav, Inc. (the “Company”) and Michael W. Strambi (hereinafter referred to as “Consultant”) (collectively referred to as the “Parties” and individually as “Party”). The Company intends to engage Consultant to perform work under the terms of this Agreement.
1.Services
(a)    As of the Termination Date, as such term is defined in the Transition Agreement and Release entered into as of September 11, 2018, by and between the Parties, Consultant will serve as a consultant to the Company. Consultant shall assist the Company with the integration of the new chief financial officer into such person’s new role at the Company and providing assistance with training of other Company employees regarding financial reporting, audit processes and SOX activities (collectively, the “Services”). Consultant shall report to the Company’s Chief Executive Officer (the “CEO”) and will work directly with the CEO of the Company and the Board of Directors of the Company and other employees and service providers as authorized by the CEO.
(b)    Consultant will make himself available for up to ten (10) hours per month (the “Business Hours”). Upon mutual agreement between the parties, Consultant may be available for additional hours or at different times. Consultant shall be available to the Company over the telephone during Business Hours, through written correspondence, or with prior notice, attend meetings in person at the Company’s offices in Santa Clara County.
(c)    Consultant is responsible for providing his own workspace, personal computer and communications services.
2.    Intellectual Property and Work Product
(a)    Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the Term (as defined in Section 5 below) of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.
(b)    Pre-Existing Materials. Subject to Section 2(a), Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Invention without Company’s prior written permission.
(c)    Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
(d)    Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the Term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.
(e)    Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 2(e) shall continue after the termination of this Agreement.
(f)    Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 2(a), then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
3.    Compensation
(a)    Cash Compensation. During the Term, the Company shall pay Consultant a monthly payment of $10,000. In the event Consultant works more than the agreed monthly commitment, Company shall pay Consultant the additional sums at an hourly rate of $500.00 per hour for Consultant’s services, promptly after Consultant has submitted an invoice for Consultant’s additional hours worked not more than 30 days after the last day of the month in which the additional hours were worked.
(b)    Other Compensation. Compensation other than cash shall be at the discretion of the CEO and subject to the approval by the Company’s Board of Directors.
(c)    Benefits. The Company and Consultant agree that during the Term, Consultant will receive no Company-sponsored benefits from the Company, where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401(k) plan participation, except as may be required by applicable law. For the avoidance of doubt, to the extent Consultant holds any vested options to purchase shares of the Company’s common stock as of the date of termination of Consultant’s employment with the Company, then the vested options will continue to remain outstanding and exercisable to the extent Consultant continuously remains a service provider to the Company following employment termination in accordance with and subject to the terms and conditions of the Company plans and applicable option agreement pursuant to which the options were granted, as amended by the Transition Agreement. Consultant acknowledges that the incentive stock option status of any outstanding vested options shall terminate on the date three (3) months and one (1) day after he ceases to be an employee of the Company. If Consultant is reclassified by a state or federal agency or court as Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.
(d)    Expenses. During the Term of this Agreement, the Company will reimburse Consultant for reasonable travel expenses incurred by Consultant in the furtherance of or in connection with the performance of Consultant’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.
4.    Termination
(a)    Termination. Either Party may terminate this Agreement upon giving the other Party seven (7) days’ prior written notice of such termination pursuant to Section 10 of this Agreement. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement. Upon termination, any partial month of service provided under this Agreement in the last month of the Term will be considered a full month for compensation purposes.
(b)    Survival. Upon such termination, all rights and duties of the Company and Consultant toward each other under this Agreement shall cease except:
(1)    The Company will pay, within 30 days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 3 of this Agreement; and
(2)    Section 2 (Intellectual Property and Work Product), Section 6 (Certain Other Contracts), Section 7 (Confidentiality), Section 7 (Independent Contractor; Withholding), Section 15 (Indemnification) and Section 17 (Dispute Resolution) will survive termination of this Agreement.
5.    Term

The term of this Agreement will begin on the Termination Date and will end June 30, 2019, or upon earlier termination as provided above (the “Term”).
6.    Certain Other Contracts
(a)    Consultant may from time to time seek other full time employment with or membership on a board of directors of a third party (the “Employer”). The Company recognizes that Consultant’s primary responsibility will be to the Employer. In connection with such employment, Consultant will enter into certain agreements with the Employer relating to ownership of intellectual property rights, conflicts of interest and other matters, and is subject to certain policy statements of the Employer (collectively, the “Employer’s Agreement”). If any provision of this Agreement is in conflict with the Employer’s Agreement, then the Employer’s Agreement will govern to the extent of such conflict, and the conflicting provisions of this Agreement will not apply.
(b)    Consultant will not disclose to the Company any information that Consultant is obligated to keep secret pursuant to an existing confidentiality agreement with a third party, including but not limited to the Employer, and nothing in this Agreement will impose any obligation on Consultant to the contrary.
(c)    The consulting work performed hereunder will not be conducted on time that is required to be devoted to the Employer or any other third party. Consultant shall not use the funding, resources and facilities of the Employer or any other third party to perform consulting work hereunder and shall not perform the consulting work hereunder in any manner that would give the Employer or any third party rights to the product of such work. Nothing done in Consultant’s work for the Employer shall be considered part of services performed hereunder and nothing herein shall restrict Consultant’s work.
(d)    Consultant has disclosed and, during the Term, will disclose to the active management of the Company (including at least one of the following: the CEO and the Company’s Chief Financial Officer) any conflicts between this Agreement and any other agreements binding Consultant.
7.    Confidentiality
(a)    Definition of Confidential Information. “Confidential Information” means any information (including any and all combinations of individual items of information) that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the Term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.
(b)    Nonuse and Nondisclosure. During and after the Term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii)  disclose the Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Consultant may disclose Confidential Information to the extent compelled or permitted by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section 7(b) shall continue after the termination of this Agreement.
(c)    Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.
(d)    Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the Term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.
Upon termination of this Agreement except as provided in the Transition Agreement, Consultant will promptly return to the Company all materials containing Confidential Information as well as data, records, reports, and other property furnished by the Company to Consultant or produced by Consultant in connection with Services rendered hereunder, together with all copies of any of the foregoing. Notwithstanding such return, Consultant shall continue to be bound by the terms of the confidentiality provisions contained in this Section 7.
8.    Use of Name
It is understood that the name of Consultant and Consultant’s affiliation with the Employer will appear in disclosure documents required by securities laws, and in other regulatory and administrative filings in the ordinary course of the Company’s business. The above described uses will be deemed to be non-commercial uses. The name of the Employer will not be used for any commercial purpose without Consultant’s consent.

9.    No Conflict; Valid and Binding
Consultant represents that neither the execution of this Agreement nor the performance of Consultant’s obligations under this Agreement (as modified to the extent required by Section 6) will result in a violation or breach of any other agreement by which Consultant is bound. The Company represents that this Agreement has been duly authorized and executed and is a valid and legally binding obligation of the Company, subject to no conflicting agreements.
10.    Notices
Any notice provided under this Agreement shall be in writing and shall be deemed to have been effectively given (i) upon receipt when delivered personally, (ii) one day after sending when sent by private express mail service, or (iii) five days after sending when sent by regular mail to the following address:
In the case of the Company:
Telenav, Inc.
4655 Great America Parkway, Suite 300
Santa Clara, California 94054
Attn:    Chief Executive Officer
In the case of Consultant:
Michael W. Strambi
or to other such address as may have been designated by the Company or Consultant by notice to the other given as provided herein.
11.    Independent Contractor; Withholding; Taxes
Consultant will at all times be an independent contractor, and as such will not have authority to bind the Company. Consultant will not act as an agent nor shall he be deemed to be an employee of the Company for the purposes of any employee benefit program, unemployment benefits or otherwise. Consultant shall not enter into any agreements or incur any obligations on behalf of the Company. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant recognizes that no amount will be withheld from his compensation for payment of any federal, state, or local taxes and that Consultant has sole responsibility to pay all self-employment and other taxes, if any, on such compensation and file such returns as shall be required by applicable laws and regulations. The payments and benefits under this Agreement are intended to be exempt from or otherwise comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and any guidance promulgated thereunder, and any applicable state law equivalent, as each may be amended from time to time (together, “Section 409A”) so that none of the payments and benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or otherwise to so comply. The Company and Consultant will work together in good faith to consider amendments to this Agreement which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Consultant of any benefits or imposition of any additional tax under Section 409A. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A‑2(b)(2) of the Treasury Regulations. In no event will the Company have any obligation or liability to reimburse, indemnify, or hold harmless Consultant for any tax imposed or other costs incurred as a result of Section 409A.
12.    Assignment
Due to the personal nature of the services to be rendered by Consultant, Consultant may not assign this Agreement. The Company may assign all rights and liabilities under this Agreement to a subsidiary or an affiliate or to a successor to all or a substantial part of its business and assets without the consent of Consultant. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each of the heirs, assigns and successors of the respective parties.
13.    Severability
If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and the remaining provisions shall continue in full force and effect.
14.    Remedies
Consultant acknowledges that the Company would have no adequate remedy at law to enforce Sections 2, 6 and 7 hereof. In the event of a violation by Consultant of such Sections, the Company shall have the right to obtain injunctive or other similar relief, as well as any other relevant damages, without the requirement of posting bond or other similar measures.
15.    Indemnification
Consultant agrees to indemnify and hold harmless the Company and its directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any reckless or intentionally wrongful act of Consultant, (ii) a determination by a court or agency that the Consultant is not an independent contractor, (iii) any breach by the Consultant of any of the covenants contained in this Agreement, (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the Work Product of Consultant under this Agreement. During the Term of the Agreement, Consultant shall have the continuing benefit of the Indemnification Agreement entered into by and between the Company and Consultant. Company shall also include Consultant as a covered individual under the terms of its ongoing Directors and Officers insurance coverage during the Term of this Agreement.
16.    Governing Law; Entire Agreement; Amendment;
With the exception of the arbitration requirements set forth in this Agreement, this Agreement shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California for any lawsuit filed against Consultant by the Company. This Agreement represents the entire understanding of the Parties, supersedes all prior agreements as to matters related to the Consulting Services between the Parties, and may only be amended in writing signed by Consultant and the Company CEO.
17.    Dispute Resolution

(a)    ARBITRATION. IN CONSIDERATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL DISPUTES RELATED TO CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY AND CONSULTANT’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID TO CONSULTANT BY COMPANY, AT PRESENT AND IN THE FUTURE, CONSULTANT AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM CONSULTANT’S CONSULTING OR OTHER RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF CONSULTANT’S CONSULTING OR OTHER RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. CONSULTANT FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT MAY BRING ANY ARBITRATION PROCEEDING ONLY IN CONSULTANT’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE LAWSUIT OR PROCEEDING. CONSULTANT MAY, HOWEVER, BRING A PROCEEDING AS A PRIVATE ATTORNEY GENERAL AS PERMITTED BY LAW. TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER THE CALIFORNIA LABOR CODE, CLAIMS RELATING TO EMPLOYMENT OR INDEPENDENT CONTRACTOR STATUS, CLASSIFICATION, AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. CONSULTANT ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT CONSULTANT AGREES TO ARBITRATE, CONSULTANT HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. CONSULTANT FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH CONSULTANT. CONSULTANT UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES ME TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS CLAIMS UNDER THE SARBANES-OXLEY ACT.
(b)    PROCEDURE. CONSULTANT AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT HTTP://WWW.JAMSADR.COM/RULES-EMPLOYMENT-ARBITRATION/. IF THE JAMS RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL ARBITRATE THIS DISPUTE UNDER THE CALIFORNIA ARBITRATION ACT (CALIFORNIA CODE CIV. PROC. § 1280 ET. SEQ (THE “CAA”). CONSULTANT AGREES THAT THE USE OF THE JAMS RULES DOES NOT CHANGE CONSULTANT’S CLASSIFICATION TO THAT OF AN EMPLOYEE. TO THE CONTRARY, CONSULTANT REAFFIRMS

THAT CONSULTANT IS AN INDEPENDENT CONTRACTOR. CONSULTANT AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. CONSULTANT AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE AND THE CALIFORNIA EVIDENCE CODE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. CONSULTANT FURTHER AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SANTA CLARA COUNTY, CALIFORNIA.
(c)    REMEDY. EXCEPT FOR THE PURSUIT OF ANY PROVISIONAL REMEDY PERMITTED BY THE CAA OR OTHERWISE PROVIDED BY THIS AGREEMENT, CONSULTANT AGREES THAT ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN THE COMPANY AND CONSULTANT.
(d)    AVAILABILITY OF INJUNCTIVE RELIEF. IN ACCORDANCE WITH RULE 1281.8 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE PARTIES AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY AGREEMENT REGARDING INTELLECTUAL PROPERTY, CONFIDENTIAL INFORMATION OR NONINTERFERENCE. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.
(e)    ADMINISTRATIVE RELIEF. CONSULTANT UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT CONSULTANT FROM PURSUING AN ADMINISTRATIVE CLAIM WITH LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODIES OR GOVERNMENT AGENCIES SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE CONSULTANT FROM BRINGING ANY ALLEGED WAGE CLAIMS WITH THE DEPARTMENT OF LABOR STANDARDS ENFORCEMENT. LIKEWISE, THIS AGREEMENT DOES PRECLUDE CONSULTANT FROM PURSUING COURT ACTION REGARDING ANY ADMINISTRATIVE CLAIMS, EXCEPT AS PERMITTED BY LAW.
(f)    VOLUNTARY NATURE OF AGREEMENT. CONSULTANT ACKNOWLEDGES AND AGREES THAT CONSULTANT IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. CONSULTANT FURTHER ACKNOWLEDGES AND AGREES THAT CONSULTANT HAS CAREFULLY

READ THIS AGREEMENT AND THAT CONSULTANT HAS ASKED ANY QUESTIONS NEEDED FOR CONSULTANT TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT CONSULTANT IS WAIVING CONSULTANT’S RIGHT TO A JURY TRIAL. FINALLY, CONSULTANT AGREES THAT CONSULTANT HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF CONSULTANT’S CHOICE BEFORE SIGNING THIS AGREEMENT.
[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed as of the date written above.

Telenav, Inc.:		Consultant:
By:	/s/ HP Jin	/s/ Michael Strambi
Name:	HP Jin	Michael W. Strambi
Title:	Chief Executive Officer	Consultant
Address:	4655 Great America Parkway
Suite 300
Santa Clara, CA 95054
Date:	9/11/2018	9/11/2018